Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

Defined terms included below shall have the same meaning as terms defined and included within the proxy statement/prospectus (File No. 333-258157), dated November 3, 2021 (the “Proxy Statement/Prospectus”).

On December 7, 2021 (the “Closing Date”), Crescent Energy Company (“Crescent” or the “Company”), Contango, Independence, OpCo and certain entities formed by the Company (C Merger Sub and L Merger Sub) completed the transactions contemplated by the Transaction Agreement dated June 7, 2021 pursuant to which, (1) OpCo was recapitalized such that after giving effect to such recapitalization, all of the equity interest in OpCo consisting of 127,536,463 OpCo Units (the “OpCo Recapitalization”), Independence distributed all of the OpCo Units held by it, and all of the shares of Crescent Class B Common Stock held by it to the members of Independence in accordance with its organizational documents (the “Distribution”), and immediately following the Distribution, Independence merged with and into OpCo with OpCo surviving (the “Independence Merger”), (2) immediately following the Independence Merger, C Merger Sub merged with and into Contango, with Contango surviving the merger as a direct wholly owned corporate subsidiary of the Company (the “Contango Merger”), (3) as a result of the Contango Merger, each outstanding share of Contango Common Stock was converted into the right to receive a number of shares of Crescent Class A Common Stock equal to the Exchange Ratio, (4) immediately following the Contango Merger, Contango merged with and into L Merger Sub, with L Merger Sub surviving the merger as a direct wholly owned limited liability company subsidiary of the Company (the “LLC Merger”), (5) immediately following the LLC Merger, the Company contributed 100% of the equity interests in L Merger Sub to OpCo in exchange for certain Opco Units (the “Contribution”), and (6) immediately following the Contribution, OpCo contributed L Merger Sub to Energy Finance. Each of these transactions contemplated by the Transaction Agreement and completed on the Closing Date is collectively referred to hereafter as the “Merger Transactions.” Subject to the terms and conditions within the Transaction Agreement, holders of eligible shares of Contango Common Stock received 0.20 shares of Crescent Class A common stock in exchange for each share of Contango Common Stock held.

The following unaudited pro forma condensed combined financial statement (the “pro forma financial statement”) has been prepared from the respective historical consolidated financial statements of Crescent for the year ended December 31, 2021 and Contango for the period from January 1, 2021 through December 6, 2021, adjusted to give effect to the Merger Transactions. Additionally, the pro forma financial statement includes adjustments associated with the April 2021 Exchange, the Noncontrolling Interest Carve-out, the DJ Basin Acquisition, the acquisition of certain operated producing oil and natural gas properties predominately located in the Central Basin Platform in Texas and New Mexico (the “Central Basin Platform Acquisition”), the Independence Refinancing, and the February 2022 issuance of an additional $200.0 million in aggregate principal of our 7.250% senior notes due 2026 and the use of proceeds therefrom to repay amounts outstanding under our New Credit Agreement (the “Crescent Refinancing” and together with the April 2021 Exchange, the Noncontrolling Interest Carve-out, the DJ Basin Acquisition, the Central Basin Platform Acquisition, and the Independence Refinancing, the “Crescent Transactions”). Further, Contango completed the Mid-Con Acquisition, the Grizzly Acquisition, and the Wind River Basin Acquisition (collectively, the “Contango Transactions”) during the period presented.

The unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) for the year ended December 31, 2021 gives effect to each of the Merger Transactions, the Crescent Transactions and the Contango Transactions (together with the Merger Transactions and the Crescent Transactions, the “Pro Forma Transactions”) as if they had been consummated on January 1, 2021.

The following pro forma financial statement is based on, and should be read in conjunction with the Company’s historical audited combined and consolidated financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K.

The accompanying pro forma financial statement was derived by making certain transaction accounting adjustments to the historical financial statements noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma financial statement. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the periods presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to present fairly the pro forma financial statement have been made.

A final determination of the fair value of Contango’s assets and liabilities will be based on the actual assets and liabilities of Contango that existed as of the Closing Date and will be finalized before the end of the measurement period. The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statement presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The pro forma financial statement and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that the Company would have achieved if the Transaction Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed dates. The pro forma financial statement does not reflect future events that may occur after the consummation of the Transactions, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the Company may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statement and should not be relied on as an indication of the future results of the Company.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except per share data)

	Crescent (Historical)	Crescent Transaction Adjustments			Crescent As Adjusted	Contango[1] (Historical)	Contango[2] (Historical)	Contango Transaction Adjustments			Contango As Adjusted	Reclassif- ications			Transaction Adjustments			Crescent Pro Forma Combined
Revenues:
Oil	$883,087	$22,527	(a	)	$905,614	$149,246	$50,182	$6,982	(d	)	$206,410	$—			$—			$1,112,024
Natural gas	354,298	715	(a	)	355,013	55,556	45,179	95,043	(d	)	195,778	—			—			550,791
Natural gas liquids	185,530	1,391	(a	)	186,921	35,735	12,201	743	(d	)	48,679	—			—			235,600
Midstream and other	54,062	(538)	(a	)	53,524	—	—	7,765	(d	)	7,765	8,132	(e	)	—			69,421
Other revenue	—	—			—	2,980	5,152	—			8,132	(8,132)	(e	)	—			—

Total revenues	1,476,977	24,095			1,501,072	243,517	112,714	110,533			466,764	—			—			1,967,836
Expenses:
Operating expense	596,334	5,751	(a	)	602,085	108,901	40,760	43,720	(d	)	193,381	—			—			795,466
Depreciation, depletion and amortization	312,787	4,823	(a	)	317,610	30,391	7,633	8,608	(d	)	46,632	—			51,918	(f	)	416,160
Impairment and abandonment of oil and natural gas properties	—	—			—	712	49	—			761	—			—			761
Exploration expense	1,180	(3)	(a	)	1,177	458	25	1	(d	)	484	—			—			1,661
Midstream operating expense	13,389	(132)	(a	)	13,257	—	2,098	—			2,098	—			—			15,355
General and administrative expense	78,342	(195)	(a	)	78,147	39,441	26,555	97	(d	)	66,093	—			12,279	(g	)	171,327
															14,808	(h	)
Gain on sale of assets	(8,794)	—			(8,794)	—	—	—			—	(438)	(e	)	—			(9,232)

Total expenses	993,238	10,244			1,003,482	179,903	77,120	52,426			309,449	(438)			79,005			1,391,498

Other income (expense):
Interest expense	(50,740)	377	(a	)	(64,405)	(4,156)	(4,753)	(384)	(d	)	(9,293)	—			—			(73,698)
		(14,042)	(b	)
Loss on derivatives	(866,020)	—			(866,020)	(117,951)	14,909	(1,597)	(d	)	(104,639)	—			—			(970,659)
Income (loss) from equity method investments	368	—			368	(1,897)	—	—			(1,897)	—			—			(1,529)
Gain from sale of assets	—	—			—	461	(23)	—			438	(438)	(e	)	—			—
Gain on extinguishment of debt	—	—			—	3,369	—	—			3,369	—			—			3,369
Other income (expense)	120	(5)	(a	)	115	3,714	2,097	—			5,811	—			—			5,926

Total other income (expense)	(916,272)	(13,670)			(929,942)	(116,460)	12,230	(1,981)			(106,211)	(438)			—			(1,036,591)

Income (loss) before taxes	(432,533)	181			(432,352)	(52,846)	47,824	56,126			51,104	—			(79,005)			(460,253)
Income tax benefit (expense)	306	1	(a	)	307	711	1	—			712	—			24,542	(i	)	25,561

Net income (loss)	(432,227)	182			(432,045)	(52,135)	47,825	56,126			51,816	—			(54,463)			(434,692)

Less: net (income) loss attributable to Predecessor	339,168	—			339,168	—	—	—			—	—			(339,168)	(j	)	—
Less: net (income) loss attributable to noncontrolling interests	14,922	(8,716)	(a	)	3,570	—	—	—			—	—			—			3,570
		(2,636)	(c	)
Less: net loss attributable to redeemable noncontrolling interests	58,761	—			58,761	—	—	—			—	—			274,837	(k	)	333,598

Net loss attributable to Crescent Energy	$(19,376)	$(11,170)			$(30,546)	$(52,135)	$47,825	$56,126			$51,816	$—			$(118,794)			$(97,524)

Net Loss per Share:
Class A - basic and diluted	$(0.46)																	$(2.32)	(l	)
Class B - basic and diluted	$—																	$—	(l	)
Weighted Average Common Shares Outstanding
Class A - basic and diluted	41,954																	41,954	(l	)
Class B - basic and diluted	127,536																	127,536	(l	)

[1]	Reflects the historical operations of Contango for the nine months ended September 30, 2021.
[2]	Reflects the historical operations of Contango for the period from October 1, 2021 through December 6, 2021.

Notes to unaudited pro forma condensed combined financial statements

NOTE 1 – Basis of pro forma presentation

The pro forma financial statement has been derived from the historical financial statements of Crescent and Contango. The pro forma statements of operations for the year ended December 31, 2021 gives effect to the Pro Forma Transactions as if they had occurred on January 1, 2021.

The pro forma financial statement reflects pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The pro forma financial statement does not purport to represent what the combined entity’s financial position or results of operations would have been if the Pro Forma Transactions had actually occurred on the dates indicated above, nor are they indicative of the Company’s future financial position or results of operations.

These pro forma financial statement should be read in conjunction with the Company’s historical financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K.

NOTE 2 – Purchase price allocation

The Merger Transactions was accounted for using the acquisition method of accounting for business combinations with the Company considered to be the accounting acquirer. The allocation of the purchase price for Contango was based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the Closing Date using currently available information. Because the pro forma financial statement has been prepared based on estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included in this exhibit to the Company’s Current Report on Form 8-K. The Company expects to finalize its allocation of the purchase price during the second half of 2022.

The determination of consideration transferred, fair value of assets acquired and liabilities recorded were as follows (in thousands, except exchange ratio, share, and per share data):

Consideration transferred:
Shares of Contango common stock outstanding	199,136,676
NYSE American Closing price per share on December 7, 2021	$3.22

Fair value of Contango common stock	641,220
Settlement of Restricted Stock Awards	7,090
Settlement of PSU Awards	6,306
Settlement of Company Stock Option Awards	—

Consideration transferred	$654,616

Fair value of assets acquired:
Cash and cash equivalents	$14,202
Accounts receivable, net	145,727
Prepaid and other current assets	8,275
Oil and natural gas properties - proved
Oil and natural gas properties - proved	1,002,165
Unproved properties	—
Field and other property and equipment	6,955
Goodwill	76,564
Other assets	3,514

Total assets acquired	1,257,402
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	(186,689)
Derivative liabilities – current	(44,002)
Long-term debt	(140,000)
Deferred tax liability	(83,250)
Derivative liabilities – noncurrent	(14,592)
Asset retirement obligations	(142,100)
Other liabilities	(7,200)

Total liabilities assumed	(617,833)

Assets acquired and liabilities assumed	$654,616

Under the Transaction Agreement, Contango stockholders received 0.20 shares of Crescent Class A Common Stock for each share of Contango Common Stock issued and outstanding immediately prior to the Closing Date. This resulted in the Company issuing approximately 39.8 million shares of Crescent Class A Common Stock in exchange for 199.1 million outstanding shares of Contango Common Stock and 3.3 million shares of Crescent Class A Common Stock in settlement of Contango’s equity compensation awards, a portion of which was recognized as expense in the statement of operations for the Company. As Contango Common Stock were listed and actively traded on an exchange as of the Closing Date, the trading price of Contango Common Stock was used to estimate the fair value of consideration transferred.

NOTE 3 – Adjustments to the pro forma financial statement

The pro forma financial statement has been prepared to illustrate the effect of the Pro Forma Transactions and have been prepared for informational purposes only.

The following pro forma financial statement has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to disclose Management Adjustments.

The pro forma provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma net loss per share amounts presented in the pro forma statements of operations are based upon the number of shares of Crescent Class A Common Stock and Crescent Class B Common Stock outstanding, assuming the Pro Forma Transactions occurred on January 1, 2021.

Pro forma statement of operations adjustments

The adjustments included in the pro forma statements of operations for the year ended December 31, 2021 are as follows:

Crescent Transaction Adjustments

(a)

Reflects the impact on the pro forma statements of operations reflect for acquisitions and divestitures during the period presented, including the Noncontrolling Interest Carve-out, the DJ Basin Acquisition, and the Central Basin Platform Acquisition, which are summarized below (in thousands):

	Year Ended December 31, 2021
Crescent Acquisitions and Carve-out	Noncontrolling Interest Carve-Out	DJ Basin Acquisition	Central Basin Platform Acquisition	Total
Oil and condensate sales	$(7,564)	$1,770	$28,321	$22,527
Natural gas sales	(2,292)	528	2,480	715
Natural gas liquids sales	(1,200)	15	2,575	1,391
Midstream and other	(538)	—	—	(538)
Operating expense	(5,827)	418	11,160	5,751
Depreciation, depletion and amortization	(3,478)	822	7,479	4,823
Exploration expense	(3)	—	—	(3)
Midstream operating expense	(132)	—	—	(132)
General and administrative expense	(195)	—	—	(195)
Interest expense	377	—	—	377
Other income (expense)	(5)	—	—	(5)
Loss on derivatives	10,302	—	—	10,302
Income tax benefit (expense)	1	—	—	1

Net income (loss)	8,716	1,073	14,737	24,526
Less: net (income) loss attributable to noncontrolling interests	(8,716)	—	—	(8,716)

Net income (loss) attributable to Crescent Energy	$—	$1,073	$14,737	$15,810

(b)

Reflects pro forma adjustments to interest expense related to the Independence Refinancing and the Crescent Refinancing. The proceeds received from the Crescent Refinancing in February 2022 were used to repay amounts outstanding under our New Credit Agreement, and as such, result in no net adjustment, on a pro forma basis, to our balance sheet as of December 31, 2021.

(c)	Reflects the impact on the pro forma statements of operations for the April 2021 Exchange.

Contango Transaction Adjustments

(d)

Reflects adjustments to the pro forma statements of operations for the Mid-Con Acquisition, Grizzly Acquisition, and Wind River Basin Acquisition consummated by Contango on January 21, 2021, February 1, 2021, and August 31, 2021, respectively, which are summarized below (in thousands):

	Year Ended December 31, 2021
Contango Transaction Adjustments	Mid-Con Acquisition	Grizzly Acquisition	Wind River Basin Acquisition	Total
Oil and condensate sales	$2,554	$4,403	$25	$6,982
Natural gas sales	48	663	94,332	95,043
Natural gas liquids sales	—	743	—	743
Midstream and other	43	—	7,722	7,765
Operating expense	1,243	1,991	40,486	43,720
Depreciation, depletion and amortization	620	793	7,195	8,608
Exploration expense	—	—	1	1
General and administrative expense	97	—	—	97
Interest expense	(327)	—	(57)	(384)
Gain (loss) on derivatives	(1,597)	—	—	(1,597)

Net income (loss)	$(1,239)	$3,025	$54,340	$56,126

Reclassifications

(e)	The following reclassifications were made to conform Contango’s financial statement presentation to the Company’s financial statement presentation:

•	The reclassification of $8.1 million of Contango’s other operating revenues to midstream and other; and

•	The reclassification of $0.4 million of Contango’s gain from sale of assets within other income (expense) to (gain) loss on sale of assets within operating expenses.

Transaction Adjustments

(f)

Reflects the pro forma depletion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties, which was based on the preliminary purchase price allocation.

(g)	Reflects the impact of the Management Compensation pursuant to the Management Agreement executed by and between the Company and Manager entered into as of December 7, 2021.

(h)	Reflects the impact of the Incentive Compensation pursuant to the Management Agreement executed by and between the Company and Manager on December 6, 2021.

(i)

Reflects the income tax effect of the pro forma adjustments presented. The tax rate applied to the pro forma adjustments was the estimated combined statutory rate after the effect of noncontrolling interests of 6.0%, for the year ended December 31, 2021. The effective rate of the Company could be significantly different (either higher or lower) depending on post-Closing activities.

(j)	Reflects the elimination of net loss attributable to Predecessor for the period prior to the Merger Transactions as the Pro Forma Transactions are assumed to occur on January 1, 2021.

(k)

Reflects the impact of the issuance of Crescent Class A common stock and Class B common stock as a result of the Contango Merger and the Distribution, respectively, on the allocation of net loss attributable to redeemable noncontrolling interests and net loss attributable to the Company.

(l)	Reflects the impact of the recapitalization of the Company as a result of the Pro Forma Transactions on basic and diluted net loss per share.

The computation of the impact of the pro forma adjustments on the Company’s common stock outstanding and basic and diluted net loss per share of common stock is summarized below:

	Year Ended December 31, 2021
Net loss per share (in thousands, except per share data)	Crescent Pro Forma Combined	Crescent Class A	Crescent Class B
Numerator:
Pro forma net loss	$(434,692)
Less: Pro forma net loss attributable to noncontrolling interests	3,570
Less: Pro forma net loss attributable to redeemable noncontrolling interests	333,598

Pro forma net loss attributable to the Company	$(97,524)	$(97,524)	$—

Denominator:
Pro forma weighted-average shares of common stock outstanding – basic and diluted		41,954	127,536
Pro forma net loss per share of common stock – basic and diluted		$(2.32)	$—

NOTE 4 – Supplemental pro forma oil and natural gas reserves information

Oil and natural gas reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas, and NGLs reserves information as of December 31, 2021 for our consolidated operations, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2021 for our consolidated operations. Immaterial amounts for proved developed oil, natural gas, and NGLs of our equity affiliates totaling 3.7 MMBoe as of December 31, 2021 have been omitted from presentation below. The estimates below are in certain instances presented on a “barrels of oil equivalent or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.

The following estimated pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2021 and is not intended to be a projection of future results. Crescent Transaction Adjustments reflect adjustments to oil and natural gas reserves information for the Noncontrolling Interest Carve-out, the DJ Basin Acquisition, and the Central Basin Platform Acquisition (together with the DJ Basin Acquisition, the “Crescent Acquisitions”). Specifically, (i) the Crescent Acquisitions result in positive reserve additions as of December 31, 2020, with an offsetting decrease to purchases of reserves in place during the year ended December 31, 2021 and (ii) the Noncontrolling Interest Carve-out results in negative adjustments as of December 31, 2020 to account for the reduction in reserves that occurred when certain non-controlling interests in our subsidiaries were redeemed in exchange for a proportionate interest in our subsidiaries’ oil and gas properties and associated reserves. In each case these transactions resulted in corresponding adjustments to the Standardized Measure as set forth in tables further below. Contango Transaction Adjustments reflect adjustments to oil and natural gas reserves information for the Mid-Con Acquisition, the Grizzly Acquisition, and the Wind River Basin Acquisition. Each of these adjustments are further discussed within Note 3 – Adjustments to the pro forma financial statement. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K.

	Oil and Condensate (MBbls)
	Crescent (Historical)	Crescent Transaction Adjustments		Crescent As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Crescent Pro Forma Combined
		Noncontrolling Interest Carve-out	Crescent Acquisitions
Proved Developed and Undeveloped Reserves as of:
December 31, 2020	167,190	(6,015)	4,883	166,058	13,004	29,916	42,920	208,978
Revisions of previous estimates	9,147	—	—	9,147	1,990	—	1,990	11,137
Extensions, discoveries, and other additions	7,007	—	—	7,007	756	—	756	7,763
Sales of reserves in place	(6,333)	5,866	—	(467)	(387)	—	(387)	(854)
Purchases of reserves in place	46,386	—	(4,429)	41,957	(12,329)	(29,628)	(41,957)	—
Production	(13,237)	149	(454)	(13,542)	(3,034)	(288)	(3,322)	(16,864)

December 31, 2021	210,160	—	—	210,160	—	—	—	210,160

Proved Developed Reserves as of:
December 31, 2020	92,024	(3,359)	4,883	93,548	7,166	26,324	33,490	127,038
December 31, 2021	158,091	—	—	158,091	—	—	—	158,091

Proved Undeveloped Reserves as of:
December 31, 2020	75,166	(2,656)	—	72,510	5,838	3,592	9,430	81,940
December 31, 2021	52,069	—	—	52,069	—	—	—	52,069

	Natural Gas (MMcf)
	Crescent (Historical)	Crescent Transaction Adjustments		Crescent As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Crescent Pro Forma Combined
		Noncontrolling Interest Carve-out	Crescent Acquisitions
Proved Developed and Undeveloped Reserves as of:
December 31, 2020	822,864	(27,679)	16,765	811,950	84,482	370,462	454,944	1,266,894
Revisions of previous estimates	316,572	—	—	316,572	26,734	—	26,734	343,306
Extensions, discoveries, and other additions	17,247	—	—	17,247	458	—	458	17,705
Sales of reserves in place	(48,977)	26,708	—	(22,269)	(3,957)	—	(3,957)	(26,226)
Purchases of reserves in place	451,702	—	(15,782)	435,920	(82,174)	(353,746)	(435,920)	—
Production	(89,455)	971	(983)	(89,467)	(25,543)	(16,716)	(42,259)	(131,726)

December 31, 2021	1,469,953	—	—	1,469,953	—	—	—	1,469,953

Proved Developed Reserves as of:
December 31, 2020	748,496	(26,491)	16,765	738,770	82,788	370,462	453,250	1,192,020
December 31, 2021	1,404,570	—	—	1,404,570	—	—	—	1,404,570

Proved Undeveloped Reserves as of:
December 31, 2020	74,368	(1,188)	—	73,180	1,694	—	1,694	74,874
December 31, 2021	65,383	—	—	65,383	—	—	—	65,383

	NGLs (MBbls)
	Crescent (Historical)	Crescent Transaction Adjustments		Crescent As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Crescent Pro Forma Combined
		Noncontrolling Interest Carve-out	Crescent Acquisitions
Proved Developed and Undeveloped Reserves as of:
December 31, 2020	55,324	(1,601)	1,086	54,809	2,766	7,263	10,029	64,838
Revisions of previous estimates	16,480	—	—	16,480	2,566	—	2,566	19,046
Extensions, discoveries, and other additions	2,093	—	—	2,093	86	—	86	2,179
Sales of reserves in place	(3,265)	1,542	—	(1,723)	(249)	—	(249)	(1,972)
Purchases of reserves in place	11,960	—	(988)	10,972	(3,709)	(7,263)	(10,972)	—
Production	(6,099)	59	(98)	(6,138)	(1,460)	—	(1,460)	(7,598)

December 31, 2021	76,493	—	—	76,493	—	—	—	76,493

Proved Developed Reserves as of:
December 31, 2020	44,307	(1,368)	1,086	44,025	2,207	6,704	8,911	52,936
December 31, 2021	66,402	—	—	66,402	—	—	—	66,402

Proved Undeveloped Reserves as of:
December 31, 2020	11,017	(233)	—	10,784	559	559	1,118	11,902
December 31, 2021	10,091	—	—	10,091	—	—	—	10,091

	Total (Mboe)
	Crescent (Historical)	Crescent Transaction Adjustments		Crescent As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Crescent Pro Forma Combined
		Noncontrolling Interest Carve-out	Crescent Acquisitions
Proved Developed and Undeveloped Reserves as of:
December 31, 2020	359,658	(12,230)	8,748	356,176	34,238	94,536	128,774	484,950
Revisions of previous estimates	78,389	—	—	78,389	9,012	—	9,012	87,401
Extensions, discoveries, and other additions	11,975	—	—	11,975	918	—	918	12,893
Sales of reserves in place	(17,762)	11,860	—	(5,902)	(1,295)	—	(1,295)	(7,197)
Purchases of reserves in place	133,630	—	(8,046)	125,584	(34,121)	(91,463)	(125,584)	—
Production	(34,245)	370	(702)	(34,577)	(8,752)	(3,073)	(11,825)	(46,402)

December 31, 2021	531,645	—	—	531,645	—	—	—	531,645

Proved Developed Reserves as of:
December 31, 2020	261,079	(9,143)	8,748	260,684	27,559	90,385	117,944	378,628
December 31, 2021	458,588	—	—	458,588	—	—	—	458,588
Proved Undeveloped Reserves as of:
December 31, 2020	98,579	(3,087)	—	95,492	6,679	4,151	10,830	106,322
December 31, 2021	73,057	—	—	73,057	—	—	—	73,057

Standardized measure of discounted future net cash flows

The following tables present the estimated pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2021. The pro forma standardized measure information set forth below gives effect to the Pro Forma Transactions as if they had been completed on January 1, 2021. Crescent Transaction Adjustments reflect adjustments to the standardized measure of discounted future net cash flows for the Noncontrolling Interest Carve-out and the Crescent Acquisitions. Contango Transaction Adjustments reflect adjustments to the standardized measure of discounted future net cash flows for the Mid-Con Acquisition, the Grizzly Acquisition, and the Wind River Basin Acquisition. Transaction Adjustments reflect adjustments related to the tax restructuring of the Company resulting from the Transactions. Each of these adjustments are further discussed within Note 3 – Adjustments to the pro forma financial statement. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2021. Immaterial amounts for the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves of our equity affiliates totaling $23.2 million as of December 31, 2021 have been omitted from presentation below.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves of our consolidated operations as of December 31, 2021 is as follows:

	(in thousands)
	Crescent (Historical)	Crescent Transaction Adjustments		Crescent As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Crescent Pro Forma Combined
		Noncontrolling Interest Carve-out	Crescent Acquisitions
Future cash inflows	$21,063,117	$—	$—	$21,063,117	$—	$—	$—	$21,063,117
Future production costs	(10,194,648)	—	—	(10,194,648)	—	—	—	(10,194,648)
Future development costs (1)	(1,477,562)	—	—	(1,477,562)	—	—	—	(1,477,562)
Future income taxes	(352,136)	—	—	(352,136)	—	—	—	(352,136)

Future net cash flows	9,038,771	—	—	9,038,771	—	—	—	9,038,771
Annual discount of 10% for estimated timing	(4,080,471)	—	—	(4,080,471)	—	—	—	(4,080,471)

Standardized measure of discounted future net cash flows as of December 31, 2021	$4,958,300	$—	$—	$4,958,300	$—	$—	$—	$4,958,300

(1)	Future development costs include future abandonment and salvage costs.

Changes in standardized measure

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves of our consolidated operations for the year ended December 31, 2021 are as follows:

	(in thousands)
	Crescent (Historical)	Crescent Transaction Adjustments		Crescent As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Transaction Adjustments	Crescent Pro Forma Combined
		Noncontrolling Interest Carve-out	Crescent Acquisitions
Balance at December 31, 2020	$1,327,860	$(49,250)	$101,377	$1,379,987	$115,586	$377,727	$493,313	$(159,547)	$1,713,753
Net change in prices and production costs	3,330,299	—	73,538	3,403,837	271,462	477,843	749,305	—	4,153,142
Net change in future development costs	117,333	—	—	117,333	(19,898)	—	(19,898)	—	97,435
Sales and transfers of oil and natural gas produced, net of production expenses	(872,521)	5,229	(24,111)	(891,403)	(198,438)	(59,048)	(257,486)	—	(1,148,889)
Extensions, discoveries, additions and improved recovery, net of related costs	162,657	—	—	162,657	27,928	—	27,928	—	190,585
Purchases of reserves in place	1,236,388	—	(153,955)	1,082,433	(279,825)	(802,608)	(1,082,433)	—	—
Sales of reserves in place	(84,095)	44,021	—	(40,074)	(12,930)	—	(12,930)	—	(53,004)
Revisions of previous quantity estimates	(295,234)	—	—	(295,234)	85,643	—	85,643	—	(209,591)
Previously estimated development costs incurred	95,879	—	—	95,879	—	—	—	—	95,879
Net change in taxes	(184,419)	—	—	(184,419)	10,790	—	10,790	174,464	835
Accretion of discount	124,153	—	10,138	134,291	11,811	38,599	50,410	(14,917)	169,784
Changes in timing and other	—	—	(6,987)	(6,987)	(12,129)	(32,513)	(44,642)	—	(51,629)

Balance at December 31, 2021	$4,958,300	$—	$—	$4,958,300	$—	$—	$—	$—	$4,958,300